                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Orius Corp. of our reports relating to the following financial statements which appear in such Registration Statement.

                    FINANCIAL STATEMENTS                      DATE OF REPORT
                    --------------------                      --------------
Orius Corp. and Subsidiaries (Formerly LISN Holdings,
  Inc.).....................................................  March 31, 2000
Orius Corp. and Subsidiaries (Formerly NATG Holdings,
  Inc.).....................................................  March 31, 2000
DAS-CO of Idaho, Inc. ......................................     May 3, 1999
U.S. Cable, Inc. ...........................................   April 1, 1999
Copenhagen Utilities and Construction, Inc. ................    May 20, 1999
Texel Corporation...........................................    May 14, 1999

     We also consent to the references to us under the headings "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
May 12, 2000